Exhibit 99.1
Global Cash Access Reports Third Quarter 2010 Results
Las Vegas, NV — November 3, 2010 — Global Cash Access Holdings, Inc. (the “Company”) (NYSE:GCA) today announced financial results for the quarter ended September 30, 2010.
Fiscal Third Quarter 2010 Results
Revenue was $152.1 million, a decrease of 7.4% over the $164.3 million in revenue recorded in the same quarter last year. Revenues during the quarter were adversely impacted by the continued weakness in the gaming sector and consumer revolving credit. Operating income was $13.3 million, a decrease of 23.7% over the $17.5 million recognized in the prior year’s third quarter. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) (see Non-GAAP Financial Information below) were $17.3 million, a decrease of 20.4% compared to the same period in the prior year’s third quarter. Income from continuing operations before income tax provision in the third quarter of 2010 was $9.4 million, down 28.2% from the third quarter of 2009. Diluted earnings per share from continuing operations were $0.07 in the third quarter of 2010 (on 66.2 million diluted shares) as compared to $0.11 in the third quarter of 2009 (on 73.9 million diluted shares). Cash EPS were $0.14 in the third quarter of 2010, a 22.2% decrease from the $0.18 reported in the prior year’s third quarter.
2010 Outlook
Based on the results through September 30, 2010, the Company is now forecasting continued declines for the remainder of 2010. For this reason the Company is lowering its annual guidance for GAAP EPS to between $0.33 and $0.36, and Cash EPS to between $0.53 and $0.56.
The foregoing expectations reflect the following assumptions:
• An increased effective tax rate for the full year from 38% to approximately 41%;
• Cash outlays for capital expenditures of approximately $7 to $9 million;
• Fully diluted shares outstanding for the full year of approximately 67.5 to 68.5 million shares;
• The expiration/non-renewal of the Company’s largest customer contract effective end of month November 2010 and
• Debt repayment of between $15-30 million during the fourth quarter of 2010.
Investor Conference Call and Webcast
The Company will host an investor conference call to discuss its third quarter 2010 results today at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (877) 941-4775 or for international callers (480) 629-9761. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 4378924. The call will be webcast live from the Company’s website at www.gcainc.com under the investor relations section.
Non-GAAP Financial Information
In order to enhance investor understanding of the underlying trends in our business and to provide for better comparability between periods in different years, the Company is providing EBITDA, adjusted EBITDA and Cash EPS on a supplemental basis. Reconciliations between GAAP measures and non-GAAP measures and between actual results and adjusted results are provided at the end of this press release. EBITDA, adjusted EBITDA and Cash EPS are not measures of financial performance under United States Generally Accepted Accounting Principles (“GAAP”). Accordingly, they should not be considered a substitute for net income, operating income or other income or cash flow data prepared in accordance with GAAP.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Words such as “going forward,” “believes,” “intends,” “expects,” “forecasts,” “anticipate,” “plan,” “seek,” “estimate” and similar expressions also identify forward-looking statements. Forward-looking statements in this press release include, without limitation, (a) our 2010 revenue, diluted earnings per share, and Cash EPS expectations and the assumptions upon which they are based; (b) our expectation that our effective tax rate for the full year 2010 will be approximately 41%; (c) our expectation that cash outlays for capital expenditures will be between approximately $7 and $9 million; (d) our assumption that there will be approximately 67.5 to 68.5 million diluted shares outstanding; (e) our belief that EBITDA, adjusted EBITDA, and Cash EPS are widely-referenced financial measures in the financial markets and our belief that references to the foregoing is helpful to investors; (f) The Company’s belief that its tax provision for the fiscal year ending December 31, 2010 are likely to be less than the amortized portion of the deferred tax asset for such year; (g) the Company’s use of estimated full year tax rates; (h) the Company’s current expectation that it will continue to enjoy the benefits of the deferred tax asset, subject to applicable limitations and (i) the Company’s current expectation of the repayment of between $15-$30 million of its debt.
Our beliefs, expectations, forecasts, objectives, anticipations, intentions and strategies regarding the future, including without limitation those concerning expected operating results, revenues and earnings are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from results contemplated by the forward-looking statements, including but not limited to: (a) unexpected issues with the development or commercialization of new products and services and the failure of gaming operators to employ such products; (b) unexpected inability to meet customer needs or accomplish our innovation objectives; (c) unexpected regulatory issues with QuikTicket or our inability to timely test the product; (d) unexpected changes in the market and economic conditions; (e) reduced demand for or increased competition with our products and services that affects our 2010 revenue, diluted earnings per share, Cash EPS and EBITDA; (f) with respect to our expectation that our effective tax rate will be approximately 41% for the full year 2010 (i) incurrence of expenses that are not deductible for tax purposes, and (ii) the entry into business lines or foreign countries with tax structures different from the ones we are currently subject to; (g) unexpected events that may require capital expenditures to materially differ from those expected; (h) unanticipated share issuances or redemptions; (i) inaccuracies in our assumptions as to the financial measures that investors use or the manner in which such financial measures may be used by such investors, (j) the Company’s inability to accurately predict its taxable income, applicable tax rates and therefore its tax liabilities for future periods, (k) the possibility that the Company’s owners prior to conversion to a corporation change their calculation of gains in connection with the conversion and file amended tax returns, requiring a recalculation of the starting balance of the deferred tax asset and the annual amortization thereof, and (l) unanticipated changes in applicable income tax rates or laws; or changes in the valuation of the deferred tax asset as a result of an audit.
The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission, including, without limitation, our registration statement on Form S-1 (No. 333-133996), our Annual Report filed on Form 10-K (No. 001-32622) on March 15, 2010, and in our subsequent Quarterly Reports filed on Form 10-Q and are based on information available to us on the date hereof. We do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.
About Global Cash Access Holdings, Inc.
Las Vegas-based Global Cash Access, Inc. (“GCA”), a wholly owned subsidiary of Global Cash Access Holdings, Inc., is a leading provider of cash access products and related services to over 1,100 casinos and other gaming properties in the United States, Europe, Canada, the Caribbean, Central America and Asia. GCA’s products and services provide gaming patrons access to cash through a variety of methods, including ATM cash withdrawals, point-of-sale debit card transactions, credit card cash advances, check verification and warranty services, and Western Union money transfers. Through Western Money Systems, a wholly owned subsidiary, GCA is a leading manufacturer and distributor of cash handling devices and related software. GCA also provides products and services that improve credit decision-making, automate cashier operations and enhance patron marketing activities for gaming establishments. With its proprietary database of gaming patron credit history and transaction data on millions of gaming patrons worldwide, GCA is recognized for successfully developing and deploying technological innovations that increase client profitability, operational efficiency and customer loyalty. More information is available at GCA’s Web site at www.gcainc.com.
CONTACT:

Investor Relations	Media Relations
Don Duffy, ICR	Liz Brady, ICR
203-682-8215	646-277-1226
IR@gcamail.com	lbrady@icrinc.com

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except par value)
(unaudited)

	September 30,	December 31,
	2010	2009
ASSETS

Cash and cash equivalents	$43,249	$84,768
Restricted cash and cash equivalents	469	369
Settlement receivables	16,862	11,001
Other receivables, net	17,300	24,523
Inventory	4,970	—
Prepaid and other assets	9,020	10,415
Property, equipment and leasehold improvements, net	18,670	19,419
Goodwill	184,571	174,354
Other intangibles, net	24,603	28,154
Deferred income taxes	137,207	148,764

Total assets	$456,921	$501,767

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Settlement liabilities	$45,138	$61,313
Accounts payable	31,153	28,482
Accrued expenses	14,328	16,813
Borrowings	224,000	249,750

Total liabilities	314,619	356,358

COMMITMENTS AND CONTINGENCIES (NOTE 5)

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value, 500,000 shares authorized and 84,837 and 83,344 shares issued at June 30, 2010 and December 31, 2009, respectively.	85	83
Preferred stock, $0.001 par value, 50,000 shares authorized and 0 shares outstanding at June 30, 2010 and December 31, 2009, respectively.	—	—
Additional paid in capital	195,497	183,486
Retained earnings	89,055	71,302
Accumulated other comprehensive income	2,386	2,190
Treasury stock, at cost, 18,596 and 15,404 shares at June 30, 2010 and December 31, 2009, respectively.	(144,721)	(111,564)

Total Global Cash Access Holdings, Inc. stockholders’ equity	142,302	145,497
Minority interest	—	(88)

Total stockholders’ equity	142,302	145,409

Total liabilities and stockholders’ equity	$456,921	$501,767

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(amounts in thousands, except per share)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
REVENUES

Cash Advance	$60,546	$69,741	$190,514	$225,899
ATM	79,727	81,544	242,136	252,585
Check Services	6,442	9,464	22,030	30,791
Central Credit and other revenues	5,406	3,570	13,103	9,689

Total revenues	152,121	164,319	467,783	518,964

Cost of revenues (exclusive of depreciation and amortization)	(116,077)	(123,996)	(355,744)	(390,662)
Operating expenses	(18,740)	(18,595)	(57,036)	(58,722)
Amortization	(1,729)	(1,883)	(5,418)	(6,212)
Depreciation	(2,252)	(2,376)	(7,011)	(7,338)

OPERATING INCOME	13,323	17,469	42,574	56,030

INTEREST INCOME (EXPENSE)
Interest income	44	63	123	262
Interest expense	(3,977)	(4,463)	(12,517)	(13,886)

Total interest expense	(3,933)	(4,400)	(12,394)	(13,624)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION	9,390	13,069	30,180	42,406

INCOME TAX PROVISION	(4,471)	(4,966)	(12,371)	(16,114)

INCOME FROM CONTINUING OPERATIONS, NET OF TAX	4,919	8,103	17,809	26,292

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	—	—	—	44

NET INCOME	4,919	8,103	17,809	26,336
PLUS: NET INCOME (LOSS) ATTRIBUTABLE TO MINORITY INTEREST	—	12	(56)	45

NET INCOME ATTRIBUTABLE TO GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES	4,919	8,115	17,753	26,381

Foreign currency translation, net of tax	376	345	196	796

COMPREHENSIVE INCOME	$5,295	$8,460	$17,949	$27,177

Basic net income per share of common stock:
Continuing operations	$0.08	$0.11	$0.27	$0.35

Discontinued operations	$—	$—	$—	$—

Basic net income per share of common stock:	$0.08	$0.11	$0.27	$0.35

Diluted net income per share of common stock:
Continuing operations	$0.07	$0.11	$0.26	$0.34

Discontinued operations	$—	$—	$—	$—

Diluted net income per share of common stock:	$0.07	$0.11	$0.26	$0.34

Weighted average number of common shares outstanding:
Basic	65,384	72,182	66,543	75,692
Diluted	66,240	73,845	68,186	76,566

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,919	$8,103	$17,809	$26,336
Adjustments to reconcile net income to cash provided by operating activities:
Amortization of financing costs	243	243	729	729
Amortization of intangibles	1,729	1,884	5,418	6,296
Depreciation	2,252	2,375	7,011	7,338
Provision for bad debts	991	1,742	3,793	5,952
Loss (gain) on sale of or disposal of assets	76	—	28	26
Stock-based compensation	2,078	2,164	6,414	6,203
Changes in operating assets and liabilities:
Settlement receivables	(10,607)	30,393	7,774	46,804
Other receivables, net	532	(3,023)	2,646	(2,254)
Inventory	310	—	368	—
Prepaid and other assets	(800)	(1,019)	1,105	87
Deferred income taxes	4,149	4,131	11,796	12,358
Settlement liabilities	(8,409)	(5,982)	(29,828)	(42,083)
Accounts payable	(1,061)	(2,755)	1,908	(4,011)
Accrued expenses	(4,333)	(3,600)	(1,978)	(4,955)

Net cash provided by operating activities	(7,931)	34,656	34,993	58,826

CASH FLOWS FROM INVESTING ACTIVITIES:
Western Money Acquisition, net of cash	(2)	—	(15,354)	—
Purchase of property, equipment, leasehold improvements and other intangibles	(2,941)	(1,751)	(7,787)	(5,297)
Other	1	250	(100)	(18)

Net cash used in investing activities	(2,942)	(1,501)	(23,241)	(5,315)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facility	—	—	(25,000)	—
Repayments under credit facilty	(250)	(250)	(750)	(15,750)
Proceeds from exercise of stock options	61	2,428	5,599	2,621
Purchase of treasury stock	(7,482)	(5,868)	(33,157)	(42,028)

Net cash (used in) provided by financing activities	(7,671)	(3,690)	(53,308)	(55,157)

		continued		continued

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
NET EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	$(355)	$230	$37	$(1,790)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(18,899)	29,695	(41,519)	(3,436)

CASH AND CASH EQUIVALENTS — Beginning of period	62,148	44,017	84,768	77,148

CASH AND CASH EQUIVALENTS — End of period	$43,249	$73,712	$43,249	$73,712

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$6,517	$7,528	$15,081	$16,889

Cash paid for taxes, net of refunds	$138	$765	$497	$3,670

OTHER DATA:

	2010	2009	2010	2009
Aggregate dollar amount processed (in billions):
Cash advance	$1.2	$1.4	$3.8	$4.5
ATM	3.4	3.6	10.5	11.2
Check warranty	0.3	0.4	0.9	1.3

Number of transactions completed (in millions):
Cash advance	2.5	2.8	7.9	9.1
ATM	19.8	20.7	60.4	64.7
Check warranty	1.2	1.5	3.8	5.0

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Diluted Cash Earnings Per Share from
Continuing Operations to Diluted Earnings Per Share
from Continuing Operations, and Operating Income to EBITDA
(amounts in thousands)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
Reconciliation of income from continuing operations to diluted cash earning

Income from continuing operations, net of tax	$4,919	$8,103	$17,809	$26,292
Plus: deferred tax amortization related to acquired goodwill or tax provision (whichever is lower)	4,471	4,757	12,371	14,272

Cash earnings	$9,390	$12,860	$30,180	$40,564

Diluted cash earnings per share from continuing operations	$0.14	$0.17	$0.44	$0.53

Reconciliation of operating income to EBITDA	$13,323	$17,469	$42,574	$56,030
Operating income	$13,323	$17,469	$42,574	$56,030
Plus: amortization	1,729	1,883	5,418	6,212
depreciation	2,252	2,376	7,011	7,338

EBITDA	$17,304	$21,728	$55,003	$69,580

Weighted average number of common shares outstanding
Diluted	66,240	73,845	68,186	76,566

The Company provides Cash EPS in order to enhance investor understanding of the underlying trends in the Company’s business and to provide for better comparability between periods in different years. Cash EPS is not a measure of financial performance under United States GAAP and should not be considered a substitute for net income, operating income or other income prepared in accordance with GAAP.
As discussed more fully in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, the Company recorded a tax asset (the “deferred tax asset”) upon its conversion from a limited liability company to a corporation. The deferred tax asset was recorded for tax purposes but not for accounting purposes. The deferred tax asset is amortized over 15 years for tax purposes, resulting in annual pretax income being lower for tax purposes than for financial accounting purposes, subject to certain limitations. The Company computes Cash EPS by adding to its income the lesser of the amortized portion of the deferred tax asset or the amount of tax provisions made by the Company.
Because the Company has, in prior years, made tax provisions in excess of the amortized portion of the deferred tax asset in such years, the Company followed the practice of adding back the tax benefit of the amortized portion of the deferred tax asset related to acquired goodwill in the computation of Cash EPS for the quarters ended March 31, 2010 and June 30, 2010. In computing Cash EPS for the quarter ended September 30, 2010, however, the Company determined that its tax provision for the fiscal year ending December 31, 2010 are likely to be less than the amortized portion of the deferred tax asset for the year. Accordingly, the Company has recomputed Cash EPS for the quarters ended March 31, 2010, June 30, 2010, March 31, 2009, June 30, 2009 and September 30, 2009 by adding back the amount of the tax provision made, as opposed to the tax benefit of the amortized portion of the deferred tax asset related to acquired goodwill. In addition, in its recomputation, the Company applied the statutory tax rate for the full year of 36.36%, rather than the estimated effective tax rate for the full year of 38% that was previously used. In order to provide for comparability between periods, the Company hereby provides the Cash EPS that would have resulted from applying the statutory tax rate of 36.36% for the full 2009 fiscal year.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Diluted Cash Earnings Per Share from Continuing Operations to Diluted Earnings Per Share from Continuing Operations and Operating Income to EBITDA
(amounts in thousands)
(unaudited)

	2010				2010
	Three Months ended				Year to date ended
	March 31,	June 30,	September 30,		March 31,	June 30,	September 30,

Income from Continuing Operations, net of tax	$6,945	$5,945	$4,919		$6,945	$12,890	$17,809
Deferred tax amortization related to acquired goodwill	$—	$—	$—		$—	$—	$—
or Tax provision (whichever is lower)	$4,257	$3,643	$4,471		$4,257	$7,900	$12,371

Cash earnings	$11,202	$9,588	$9,390		$11,202	$20,790	$30,180

Weighted Average number of common shares outstanding	70,513	67,926	66,240		70,513	68,869	68,186

Diluted cash earnings per share from continuing operations-refurnished	$0.16	$0.14	$0.14		$0.16	$0.30	$0.44
Diluted cash earnings per share from continuing operations-previously furnished	$0.17	$0.16	n/a		$0.18	$0.33	n/a

	2009				2009
	Three Months ended				Year to date ended
	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,

Income from Continuing Operations, net of tax	$9,063	$9,126	$8,103	$7,246	$9,063	$18,189	$26,292	$33,538
Deferred tax amortization related to acquired goodwill	$4,757	$4,757	$4,757	$4,757	$4,757	$9,515	$14,272	$19,029
or Tax provision (whichever is lower)	$—	$—	$—	$—	$—	$—	$—	$—

Cash earnings	$13,820	$13,883	$12,860	$12,003	$13,820	$27,704	$40,564	$52,567

Weighted Average number of common shares outstanding	77,368	79,020	73,845	71,353	77,368	78,168	76,566	75,356

Diluted cash earnings per share from continuing operations-refurnished	$0.18	$0.18	$0.17	$0.17	$0.18	$0.35	$0.53	$0.70
Diluted cash earnings per share from continuing operations-previously furnished	$0.18	$0.18	$0.18	$0.17	$0.18	$0.36	$0.54	$0.71

The recomputation of non-GAAP Cash EPS described above has no impact on previously reported GAAP measures such as net income or earnings per share. The use of the statutory tax rate described above is solely for purposes of computing non-GAAP Cash EPS and has no impact on the Company’s actual tax liability or any previously filed tax return. The Company currently expects to continue to benefit from the deferred tax asset, subject to applicable limitations, until fully amortized.